UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2018

SPHERE 3D CORP.
(Exact name of registrant as specified in its charter)

Ontario, Canada	001-36532	98-1220792
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

240 Matheson Blvd. East,
Mississauga, Ontario	L4Z 1X1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 571-5555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01      Entry into a Material Agreement.

            On August 16, 2018, Sphere 3D Corp. (the “Company”) and certain of the Company’s subsidiaries signed the assignment of the Credit Agreement, dated as of April 6, 2016, by and among Overland Storage, Inc. and Tandberg Data GmbH, as borrowers, CB CA SPV, LLC (as successor to Opus Bank), as lender, and each of the other parties party thereto, from CB CA SPV, LLC to FBC Holdings S.A R.L. (“FBC”), which such assignment became effective on August 16, 2018 (the “Assignment”).

            In connection with the Assignment, the Company and Overland Storage also received from FBC (i) a waiver of the defaults and cross-defaults under the Credit Agreement and that certain 8% Senior Secured Convertible Debenture, as amended from time to time (the “Debenture”), respectively, and (ii) a revocation of the demand that all amounts payable under the Credit Agreement and Debenture are immediately and due and payable.

Item 9.01.      Financial Statements and Exhibits

            (d)   Exhibits

99.1	Press release dated August 16, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:    August 16, 2018

SPHERE 3D CORP.

By:	/s/ Kurt L. Kalbfleisch
Kurt L. Kalbfleisch
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release Issued August 16, 2018